As filed with the Securities and Exchange Commission on April 1, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
PENGUIN SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-5142687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
45800 Northport Loop West Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Penguin Solutions, Inc. Amended and Restated 2021 Inducement Plan (Full Title of the Plan)

Anne Kuykendall Senior Vice President, Chief Legal Officer, and Secretary Penguin Solutions, Inc. 45800 Northport Loop West Fremont, CA 94538
(510) 623-1231
(Name and Address of Agent for Service) (Telephone Number, including Area Code, of Agent for Service)

With copies to:
Mark M. Bekheit, Esq. Erica D. Kassman, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Anne Kuykendall Senior Vice President, Chief Legal Officer, and Secretary Penguin Solutions, Inc. 45800 Northport Loop West Fremont, CA 94538 (510) 623-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) by Penguin Solutions, Inc., a Delaware corporation (the “Registrant”), as successor issuer to Penguin Solutions (Cayman), Inc. (formerly known as Penguin Solutions, Inc.), a Cayman Islands exempted company (“Penguin Solutions Cayman”). On June 30, 2025, the Registrant completed the redomiciliation of Penguin Solutions Cayman, from the Cayman Islands to the State of Delaware in the United States, resulting in the Registrant becoming our publicly traded parent company (the “Redomiciliation”). In connection with the Redomiciliation, among other things, the Registrant assumed Penguin Solutions Cayman’s obligations in connection with awards granted under Penguin Solutions Cayman’s equity incentive plans, assumed and amended and restated such plans, and amended such awards as necessary to provide for the issuance of shares of the Registrant’s common stock rather than the ordinary shares of Penguin Solutions Cayman upon the exercise or vesting of awards or purchase of shares.

On June 30, 2025, the Registrant filed post-effective amendments to each of the following registration statements on Form S-8, pursuant to which the Registrant expressly adopted each registration statement as its own for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively and including the post-effective amendments to each of the following registration statements, the “Prior Registration Statements”): the Registration Statements on Form S-8 filed by Penguin Solutions Cayman with the Commission on February 12, 2021 (Registration No. 333-253064), April 4, 2023 (Registration No. 333-271123), April 9, 2024 (Registration No. 333-278587), and April 2, 2025 (Registration No. 333-286347). The Prior Registration Statements are currently effective.

The Registrant is hereby registering an aggregate of 65,673 additional shares of common stock of the Registrant, $0.03 par value per share (the “Shares”), for issuance under the Registrant’s Amended and Restated 2021 Inducement Plan (the “Inducement Plan”) that became available for issuance under the Inducement Plan as a result of forfeitures of outstanding awards pursuant to Section 4(a) of the Inducement Plan.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Prior Registration Statements are incorporated by reference in this Registration Statement to the extent not modified or replaced hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement to the extent not replaced hereby:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 29, 2025 (the “Annual Report”), filed with the Commission on October 21, 2025;

(b)     The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended November 28, 2025 and February 27, 2026, filed with the Commission on January 6, 2026 and April 1, 2026, respectively.

(c)    The Registrant’s Current Reports on Form 8-K filed with the Commission on October 7, 2025 (solely with respect to Item 8.01), December 30, 2025, February 2, 2026 (solely with respect to Item 5.02), February 11, 2026, and April 1, 2026 (solely with respect to Item 8.01).

(d)     The description of the Registrant’s capital stock contained in Exhibit 4.1 to the Registrant’s Annual Report, including any amendments or reports filed for the purpose of updating such description.

All reports that the Registrant subsequently files pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Unless expressly incorporated in this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	Date	Exhibit Number	File Number
4.1	Amended and Restated Certificate of Incorporation of Penguin Solutions, Inc., effective as of June 27, 2025		8-K12B	06/30/2025	3.1	001-38102
4.2	Certificate of Designation of Convertible Preferred Stock, effective as of June 27, 2025		8-K12B	06/30/2025	3.2	001-38102
4.3	Amended and Restated Bylaws of Penguin Solutions, Inc., effective as of June 30, 2025		8-K12B	06/30/2025	3.3	001-38102
4.4	Form of Common Stock Certificate		S-8 POS	06/30/2025	4.1	333-286347
5.1	Opinion of Latham & Watkins LLP	X
23.1	Consent of Independent Registered Public Accounting Firm of the Registrant	X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page of this Registration Statement)	X
99.1	The Registrant's Amended and Restated 2021 Inducement Plan		8-K12B	06/30/2025	10.5	001-38102
99.2	The Registrant’s Form of Restricted Stock Unit Award Agreement (Stock-Settled) under the Penguin Solutions, Inc. Amended and Restated 2021 Inducement Plan		S-8 POS	06/30/2025	99.6	333-286347
99.3	The Registrant’s Form of Restricted Stock Unit Award Agreement (Cash-Settled) under the Penguin Solutions, Inc. Amended and Restated 2021 Inducement Plan		S-8 POS	06/30/2025	99.7	333-286347
99.4	The Registrant’s Form of Performance Stock Unit Award Agreement under the Penguin Solutions, Inc. Amended and Restated 2021 Inducement Plan		S-8 POS	06/30/2025	99.9	333-286347
107.1	Calculation of Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Penguin Solutions, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 1, 2026.

Penguin Solutions, Inc.

By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES
Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Kash Shaikh, Nate Olmstead and Anne Kuykendall as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Penguin Solutions, Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kash Shaikh	President, Chief Executive Officer and Director	April 1, 2026
Kash Shaikh	(Principal Executive Officer)

/s/ Nate Olmstead	Senior Vice President and Chief Financial Officer	April 1, 2026
Nate Olmstead	(Principal Financial and Accounting Officer)

/s/ Penelope Herscher	Chairperson of the Board of Directors	April 1, 2026
Penelope Herscher

/s/ Min Yong Ha	Director	April 1, 2026
Min Yong Ha

/s/ Sandeep Nayyar	Director	April 1, 2026
Sandeep Nayyar

/s/ Mark Papermaster	Director	April 1, 2026
Mark Papermaster

/s/ Mary Puma	Director	April 1, 2026
Mary Puma

/s/ Maximiliane Straub	Director	April 1, 2026
Maximiliane Straub